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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statements No. 333-20711 and 333-20711-01 of Commercial Federal Corporation and CFC Preferred Trust on Form S-3 of our report dated August 23, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for mortgage servicing rights in fiscal year 1996 and a change in the method of accounting for income taxes, a change in the method of accounting for postretirement benefits, and a change in the method of accounting for intangible assets in fiscal year 1994), incorporated by reference in the Annual Report on Form 10-K of Commercial Federal Corporation for the year ended June 30, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statements.


/s/Deloitte & Touche LLP

Deloitte & Touche LLP
Omaha, Nebraska

March 10, 1997